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                                                                    Exhibit 99.3

                   [Form of Share Allocation Card -- Obverse]

                                SHARE ALLOCATION

[MIIX LOGO]


If MIIX's Plan of Reorganization is approved, you will receive approximately shares* of common stock of The MIIX Group, Incorporated. The share allocation is based on preliminary calculations and is subject to change. The MIIX Group, Incorporated, intends to list its shares on The New York Stock Exchange.

*If the number of shares noted above is less than 100, you will receive cash instead of stock.

DR. JOHN DOE
MEDICAL BUILDING
STREET IN USA
PO BOX NUMBER
CITY, STATE AND ZIP CODE

IF YOU HAVE ANY QUESTIONS, CALL THE MIIX CONVERSION INFORMATION CENTER AT (888) 359-8644.

Retain this card for your records.




                   [Form of Share Allocation Card -- Reverse]

                                SHARE ALLOCATION

[MIIX LOGO]





                               PLEASE RETAIN THIS

                             CARD FOR YOUR RECORDS